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CUSIP NO. 92656M10                                     Page 13 of 20 Pages
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                                                                Exhibit 1

                             MASTER SETTLEMENT AGREEMENT

     THIS MASTER SETTLEMENT AGREEMENT (this "Agreement") is made and entered into as of January 30, 1997, by and among Electronic Data Systems Corporation, a Delaware corporation ("EDS"), EDS VLT Holdings, Inc., a
Nevada corporation and wholly owned subsidiary of EDS ("Holdings"), Video Lottery Technologies, Inc., a Delaware corporation ("VLT"), and Automated Wagering International, Inc., a Delaware corporation and wholly owned subsidiary of VLT ("AWI"), Video Lottery Consultants, Inc., a Montana corporation and wholly owned subsidiary of VLT ("VLC"), and United
Wagering Systems, Inc., a Delaware corporation and wholly owned subsidiary of VLT ("UWS").

                            RECITALS

     WHEREAS, pursuant to the terms of a certain Master Services
Agreement, dated as of January 20, 1994 (the "Master Services Agreement"), by and between EDS and VLT, EDS was engaged by VLT to provide various services in support of VLT's business of operating on-line lotteries and other games of chance for various states and municipal governments;

     WHEREAS, pursuant to the terms of a certain Stock Purchase and Sale Agreement, dated as of January 20, 1994 (the "Stock Purchase Agreement"), by and among VLT, Holdings and EDS, Holdings acquired, and continues to be the owner of record of, (i) 545,454 shares of common stock, par value $.01 per share ("VLT Common Stock"), of VLT and (ii) 1,912,728 shares of Series A Junior Preferred Stock, par value $.01 per share ("VLT Series A Preferred Stock"), of VLT;

     WHEREAS, certain disputes arose with respect to the performance of the parties under the Master Services Agreement;

     WHEREAS, on June 28, 1996, EDS terminated the Master Services Agreement as a result of such disputes;

     WHEREAS, on July 3, 1996, EDS filed suit against VLT and AWI, styled Electronic Data Systems Corporation v. Video Lottery Technologies, Inc. and Automated Wagering International, Inc., Cause No. 380-923-96, in the 366th Judicial District Court of Collin County, Texas, pursuant to which EDS requested certain relief arising out of such disputes;

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CUSIP NO. 92656M10                                     Page 14 of 20 Pages
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     WHEREAS, EDS is currently providing certain of the services previously contemplated by the Master Services Agreement pursuant to a week-to-week arrangement between the parties;

     WHEREAS, the parties hereto desire to compromise all claims and settle all disputes arising between or among them prior to the date hereof and to execute a mutual general release with respect thereto;

     WHEREAS, the parties desire to set forth in writing an arrangement for the provision by EDS of certain transition services to AWI;

     WHEREAS, (a) the parties desire to compromise amounts owed by VLT to EDS under the Master Services Agreement, (b) EDS has agreed to sell certain equipment to VLT pursuant to the Transition Agreement (as hereinafter defined) and (c) Holdings has agreed to sell to VLT all of the shares of VLT Common Stock and VLT Series A Preferred Stock currently held by Holdings (collectively, the "VLT Shares") in exchange for a secured promissory note in the aggregate amount of $27,000,000; and

     WHEREAS, EDS has agreed to provide $1,000,000 of bonding collateral support to VLT and AWI in respect of AWI's performance bond program.

                                          AGREEMENTS

     NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements contained in this Agreement and other consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

     1. Execution and Delivery of Certain Agreements and Instruments. Each party hereto is hereby concurrently executing and delivering each of the following agreements or instruments to which it is a party:

            (a) Promissory Note. A Promissory Note, substantially in the form attached hereto as Exhibit A.

            (b)     Security Agreement.  A Security Agreement, Pledge and
Assignment: Equipment, Inventory, Securities and Intellectual Property, substantially in the form attached hereto as Exhibit B.

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            (c)     Mortgage.  A Deed of Trust, Assignment of Leases and Rents,
Security Agreement, Financing Statement and Fixture Filing, substantially in the form attached hereto as Exhibit C.

            (d) UCC Financing Statements. UCC financing statements, substantially in the forms attached hereto as Exhibits D-1, D-2, D-3, D-4, D-5, D-6, D-7 and D-8.

            (e) Release. A Release, substantially in the form attached hereto as Exhibit E.

            (f)     Pledged Stock Agreement.   A Pledged Stock Agreement,
substantially in the form attached hereto as Exhibit F.

            (g) Reimbursement Agreement. A Reimbursement Agreement, substantially in the form attached hereto as Exhibit G.

            (h) Transition Agreement. A Transition Agreement, substantially in the form attached hereto as Exhibit H.

            (i) Stock Powers. Stock Powers, substantially in the forms attached hereto as Exhibits I-1 and I-2.

            (j) Source Code Escrow Agreement. A Source Code Escrow Agreement, substantially in the form attached hereto as Exhibit J.

            (k) Bank Documents. The Intercreditor Agreement, the Stock Agreement, the Security Agreement, Pledge and Assignment: Equipment, Inventory, Securities and Intellectual Property, the Deed of Trust Parity Agreement and the Bank MasterLink Priority Rights Addendum, each of even date herewith, to which First Bank National Association is also a party.

     2. Representations and Warranties. Each party to this Agreement hereby represents and warrants to each of the other parties to this Agreement as follows:

            (a) Such party is validly incorporated and is in good standing under the laws of the state in which it is organized, and is duly authorized to transact business as a foreign corporation in each state in which such authorization is required by its business or the properties owned or leased by it.

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            (b)     Such party has the requisite power and authority to
execute, deliver and carry out this Agreement, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

            (c) This Agreement has been duly and validly authorized, executed and delivered by such party and constitutes a valid and binding obligation of such party, enforceable in accordance with its terms, except to the extent such enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws or equitable principles of general application relating to or limiting creditors' rights.

            (d) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will conflict with or constitute a violation of or default under any law, rule, regulation, order, judgment, decree, contract, commitment, agreement, arrangement or restriction of any kind to which such party is a party or by which such party or its property is bound.

            (e) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or other third party is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     3. Cooperation. Each of the parties to this Agreement shall use commercially reasonable efforts to assist each of the other parties in connection with any governmental or other consents, approvals or filings which may be required concerning this Agreement and with the timely implementation of any of the transactions arising out of or contemplated by this Agreement; provided that VLT shall bear all costs and expenses associated with obtaining any such consents and approvals and making any such filings.

     4. Further Assurances. Each of the parties agrees to execute and deliver such further documents and instruments and take all such further action as may be necessary to consummate the transactions contemplated hereby.

     5. Transferability. This Agreement shall not be assignable or otherwise transferable by any party hereto except by operation of law or as otherwise explicitly stated herein, or in any document contemplated herein or executed in connection herewith.

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     6.     Expenses.  Except as otherwise explicitly stated herein, or in any document contemplated herein or executed in connection herewith, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs or expenses.

     7. Notice. Whenever any notice is required or permitted hereunder, such notice must be in writing and either (i) personally delivered, (ii) mailed by certified mail (return receipt requested), or (iii) delivered by recognized next-day courier. Any notice required or permitted to be delivered hereunder will be deemed to be delivered (i) if personally delivered, on the date that it is actually delivered, (ii) if mailed, whether actually received or not, on the fifth business day after it is deposited in the United States mail addressed to the person who is to receive it at the address that such person has theretofore specified by written notice delivered in accordance herewith, or (iii) if delivered by courier, on the date it is actually delivered. Any party may change, at any time and from time to time, by written notice to the other parties, the address that it or he had previously specified for receiving notices. Until changed in accordance herewith, the parties specify their respective addresses as set forth below:

                       VLT, AWI, VLC or UWS:

                       2311 South 7th Avenue
                       Bozeman, Montana 59715
                       Attention: Janet Bjork

                       with copy to:

                       Rogers & Hardin
                       229 Peachtree Street
                       2700 Cain Tower
                       Atlanta, Georgia 30303
                       Attention: Michael Rosenzweig

                       EDS or Holdings:

                       Electronic Data Systems Corporation
                       5400 Legacy Drive
                       Plano, Texas  75024-3105
                       Attention:  General Counsel


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                       with copy to:

                       Baker & Botts, L.L.P.
                       2001 Ross Avenue
                       Dallas, Texas  75201-2980
                       Attention: Michael A. Saslaw

     8. Amendment. Notwithstanding any other provision hereof, this Agreement may not be supplemented or amended from time to time without the prior written consent of each of the parties hereto.

     9. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to any conflicts of laws principles that would require the application of the laws of any other jurisdiction.

     10. Binding Effect. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the successors and permitted assigns of the parties hereto. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any person other than the parties to this Agreement, or their respective successors or permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

     11. Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. All Exhibits and Schedules hereto are expressly made a part of this Agreement.

     12. Severability. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. If any term, provision covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ a valid, legal, nonvoid and enforceable alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

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     13.     Specific Performance.  The parties hereto acknowledge that damages would be an inadequate remedy for breach of this Agreement and that the obligations of the parties hereto shall be specifically enforceable.

     14. Headings. The headings in this Agreement are for purposes of convenience of reference only and shall not be deemed to affect the interpretation of any provision hereof.

     15.     Counterparts.  This Agreement may be executed in multiple
counterparts.   The parties may sign any number of copies of this Agreement.
Each signed copy shall be an original, but all of them together represent the same agreement.

     16. Transactions. VLT, VLC, UWS and AWI hereby represent and warrant to EDS and Holdings that, except as set forth on Schedule 1 attached hereto, since October 1, 1996, there have been no discussions or negotiations with, or inquiries from, any third party who has expressed an interest in a tender or exchange offer, a merger, consolidation or other business combination involving VLT, VLC, UWS or AWI or the acquisition in any manner of a substantial equity interest in, or substantially all of the assets of, VLT, VLC, UWS or AWI.

     17. Information. EDS acknowledges that it has had an opportunity to ask questions of appropriate officials of VLT, AWI, UWS, and VLC with respect to all such discussions, negotiations, or inquiries and has been given answers to such questions and such information as EDS has requested in connection therewith.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                      ELECTRONIC DATA SYSTEMS
                                         CORPORATION


                                      _/s/______________________________

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CUSIP NO. 92656M10                              Page 20 of 20 Pages
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                                      EDS VLT HOLDINGS, INC.


                                      _/s/______________________________


                                      VIDEO LOTTERY TECHNOLOGIES,
                                        INC.


                                      _/s/______________________________


                                      AUTOMATED WAGERING
                                        INTERNATIONAL, INC.


                                      _/s/______________________________


                                      VIDEO LOTTERY CONSULTANTS,
                                        INC.


                                      _/s/______________________________


                                      UNITED WAGERING SYSTEMS, INC.


                                      _/s/______________________________